Contact: Dean Ridlon  Investor Relations Director
Phone:   978.640.5309
Email:   Investor_Relations@avid.com


                   Avid Reports Strong Second Quarter Results

TEWKSBURY, Mass. (July 17, 2003) - Avid Technology, Inc. (Nasdaq: AVID) today reported strong results for the second quarter ended June 30, 2003. Revenues for the quarter were $113.3 million versus $106.1 million in the corresponding quarter in 2002. For the six months ended June 30, 2003, revenues were $225.5 million compared to $198.1 million for the first half of 2002.

Gross margin for the quarter increased to 55.3% compared to 50.4% in the second quarter of 2002, reflecting the positive impact of a more favorable product mix as well as currency translation effects. As expected, operating expenses rose sequentially to $55.1 million for the second quarter, including costs associated with the company's participation in the National Association of Broadcasters convention in early April.

Net income for the second quarter was $7.8 million or $.25 per diluted share compared to net income of $152,000 or $.01 per diluted share for the corresponding quarter in 2002. Net income for the six-month period ended June 30, 2003 was $13.3 million or $.43 per diluted share compared to a net loss of $3.5 million or $.14 per share for the same period in 2002.

Avid's cash and marketable securities increased during the second quarter by $29.0 million, reaching $135.1 million on June 30, 2003.

"We are pleased with our results this quarter on several key fronts," said David Krall, Avid's president and chief executive officer. "Our increased revenue this quarter, combined with substantial improvements in gross margins year-over-year, resulted in our highest level of quarterly net income in almost five years. We continued to strengthen our balance sheet, with a cash balance that is up $46 million so far this year.

"We also began shipping the first of our new Avid DNA(TM) solutions during the second quarter: Media Composer(R) Adrenaline(TM) and NewsCutter(R) Adrenaline FX systems. We shipped over 800 Adrenaline units, delivering unparalleled performance to our customers.

"In addition to the success of our new product introductions, our broadcast news business continued to gain momentum in the marketplace. During the quarter, we received orders for 23 more end-to-end news solutions, bringing our cumulative total to 110 systems sold or installed over the past two and a half years. With each successive quarter, we have been widening our lead as the provider of choice for digital newsroom solutions."

Conference Call
A conference call to discuss Avid's second quarter 2003 financial results and the company's outlook for the balance of 2003 will be held today, July 17 at 5:00 p.m. ET. The call will be open to the public. The conference call can be accessed by dialing (719) 457-2629 and referencing confirmation code 576493. The call and subsequent replay will also be available on Avid's Web site. To listen via this alternative, go to the investor relations page at www.avid.com for complete details 10-15 minutes prior to the start of the conference call.

The above release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1996, including statements about Avid's financial outlook, products and functionality, and size and growth of existing markets. There are a number of factors that could cause actual events or results of operations to differ materially from those indicated by such forward-looking statements, such as market acceptance of Avid's products, further weakening of worldwide economic conditions and the other factors set forth under the caption "Certain Factors That May Affect Future Results" in Avid's Form 10-Q for the quarter ended March 31, 2003 and other filings with the Securities and Exchange Commission. In addition, any forward-looking statements contained herein represent Avid's estimates only as of today and should not be relied upon as representing the company's estimates as of any subsequent date. While Avid may elect to update forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid Technology, Inc.
Avid Technology, Inc. is the world leader in digital nonlinear media creation, management and distribution solutions, enabling film, video, audio, animation, games, and broadcast news professionals to work more efficiently, productively and creatively. For more information about the company's Oscar(R), Grammy(R), and Emmy(R) award-winning products and services, please visit: www.avid.com.

(C) 2003 Avid Technology, Inc. All rights reserved. Avid, Adrenaline, Avid DNA, Film Composer, Media Composer and NewsCutter are either registered trademarks or trademarks of Avid Technology, Inc. in the United States and/or other countries. Avid received an Oscar statuette representing the 1998 Scientific and Technical Award for the concept, design and engineering of the Avid Film Composer(R) system for motion picture editing. Oscar is a registered trademark and service mark of the Academy of Motion Picture Arts and Sciences. Emmy is a registered trademark of ATAS/NATAS. Grammy is a trademark of The National Academy of Recording Arts & Sciences, Inc. All other trademarks contained herein are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

                                                                Three Months Ended           Six Months Ended
                                                                     June 30,                    June 30,
                                                            --------------------------   --------------------------
                                                                2003          2002           2003          2002
                                                            ------------  ------------   ------------  ------------
                                                            (unaudited)   (unaudited)    (unaudited)   (unaudited)

Net revenues                                                  $113,317      $106,094       $225,494      $198,103
Cost of revenues                                                50,608        52,591        102,835       100,306
                                                            ------------  ------------   ------------  ------------
 Gross profit                                                   62,709        53,503        122,659        97,797
                                                            ------------  ------------   ------------  ------------

Operating expenses:
 Research and development                                       21,428        20,411         43,127        40,229
 Marketing and selling                                          27,748        26,775         53,012        49,741
 General and administrative                                      5,617         5,018         10,962         9,531
 Restructuring and other costs, net                                             (327)         1,783          (327)
 Amortization of acquisition-related intangible assets             341           257            634           603
                                                            ------------  ------------   ------------  ------------
  Total operating expenses                                      55,134        52,134        109,518        99,777

Operating income (loss)                                          7,575         1,369         13,141        (1,980)
Interest and other income (expense), net                           507          (717)           738          (452)
                                                            ------------  ------------   ------------  ------------
Income (loss) before income taxes                                8,082           652         13,879        (2,432)
Provision for income taxes                                         300           500            600         1,100
                                                            ------------  ------------   ------------  ------------

Net income (loss)                                               $7,782          $152        $13,279       ($3,532)
                                                            ============  ============   ============  ============

Net income (loss) per common share - basic                       $0.27         $0.01          $0.47        ($0.14)
                                                            ============  ============   ============  ============

Net income (loss) per common share - diluted                     $0.25         $0.01          $0.43        ($0.14)
                                                            ============  ============   ============  ============

Weighted average common shares outstanding - basic              28,494        26,161         28,052        26,095
                                                            ============  ============   ============  ============

Weighted average common shares outstanding - diluted            31,673        26,511         30,904        26,095
                                                            ============  ============   ============  ============

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(in thousands)

                                                     June 30,      December 31,
                                                       2003            2002
                                                  -------------   -------------
                                                   (unaudited)

Current assets:
 Cash and marketable securities                       $135,066         $89,034
 Accounts receivable, net of allowances
   of $9,913 and $10,614 at June 30, 2003
   and December 31, 2002, respectively                  66,963          65,942
 Inventories                                            36,247          38,047
 Prepaid and other current assets                       13,507          11,919
                                                  -------------   -------------
   Total current assets                                251,783         204,942

 Property and equipment, net                            23,180          25,731
 Acquisition-related intangible assets                   2,545           2,600
 Other assets                                            2,786           2,530
                                                  -------------   -------------
   Total assets                                       $280,294        $235,803
                                                  =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                                      $17,434         $24,297
 Accrued expenses and other current liabilities         52,733          51,032
 Deferred revenue                                       43,685          35,483
                                                  -------------   -------------
   Total current liabilities                           113,852         110,812

 Long term liabilities, less current portion               924           1,427

   Total stockholders' equity                          165,518         123,564
                                                  -------------   -------------

   Total liabilities and stockholders' equity         $280,294        $235,803
                                                  =============   =============